SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE CORPORATE EXECUTIVE BOARD COMPANY
(Exact Name of Registrant as Specified in Its Charter)

2000 Pennsylvania Avenue, N.W.
Delaware	Washington, D.C. 20006	52-2056410
(State or Other Jurisdiction of	(Address of Principal Executive	(I.R.S. Employer
Incorporation or Organization)	Offices Including Zip Code)	Identification No.)

THE CORPORATE EXECUTIVE BOARD COMPANY
2002 NON-EXECUTIVE STOCK INCENTIVE PLAN
(Full Title of the Plan)

Copies to:
Timothy R. Yost The Corporate Executive Board Company 2000 Pennsylvania Avenue, N.W Washington, D.C. 20006	Ronald O. Mueller, Esq Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W Washington, D.C. 20036 (202) 955-8500

(Name and Address of Agent For Service)

(202) 777-5000

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share	Offering Price(2)	Registration Fee(2)

Common Stock, par value $.01 per share	7,300,000 shares	N/A	$244,477,000	$19,778.19

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, there is also being registered such additional Common Stock that becomes available under the foregoing plan in connection with certain changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)	Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with
Rule 457(h) under the Securities Act of 1933 based upon the average high and low prices for the Common Stock on February 26, 2003 which was $33.49 per share.

TABLE OF CONTENTS

INTRODUCTION
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 4. Description of Securities.
Item 5. Interests of Named Experts and Counsel.
Item 6. Indemnification of Directors and Officers.
Item 7. Exemption from Registration Claimed.
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-5.1 Opinion/Consent of Gibson Dunn & Crutcher LLP
EX-23.2 Consent of Independent Public Accountants

INTRODUCTION

     This Registration Statement on Form S-8 is filed by The Corporate Executive Board Company, a Delaware corporation (the “Registrant” or the “Company”), relating to 7,300,000 shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), to be issued under the Company’s 2002 Non-Executive Stock Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required in Part I of this Registration Statement is included in the prospectus for the Company’s 2002 Non-Executive Stock Incentive Plan, which the Registrant has not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents previously filed with the Securities and Exchange Commission (“Commission”) are hereby incorporated by reference into this Registration Statement:

1.	The Company’s most recent Annual Report, which on the date this Form S-8 is filed is the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on February 28, 2003.

2.	The description of the Common Stock set forth in the Company’s Registration Statement on Form 8-A (File No. 000-24799), filed with the Commission on August 13, 1998, under which the Company registered the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with any amendment or report filed with the Commission for the purpose of updating such description.

     All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that the Company has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Company files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement. The Registrant’s file number with the Commission is 000-24799.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of the Delaware General Corporation Law further provides that (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our Certificate of Incorporation provides that a director shall not be liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. In addition, our Bylaws contain provisions indemnifying the directors, officers, employees and agents of the Company to the fullest extent permitted by the Delaware General Corporation Law. Any indemnification under our Bylaws is subject to a prior determination by a majority of the directors of the Company who are not party to the underlying action that the person seeking indemnification has met the applicable standard of conduct.

     Under the provisions of our Bylaws, expenses incurred by an officer or director in defending a civil or criminal suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. The Company has entered into indemnity agreements with certain officers and directors setting forth the terms described herein. These indemnity agreements provide that the Company is not obligated to advance expenses in an action against the Company by the indemnified officer or director unless the action seeks to enforce the indemnity agreement.

     The Company may, to the fullest extent permitted by the Delaware General Corporation Law, purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability which may be asserted against such person.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-59833)

4.2	Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-59833)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	The Corporate Executive Board Company 2002 Non-Executive Stock Incentive Plan incorporated herein by reference to Exhibit 10.24 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

23.2	Consent of Independent Auditors

24.1	Power of Attorney (included on the signature page of this Registration Statement)

Item 9. Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[SIGNATURES ON THE NEXT PAGE]

Table of Contents

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on this 28th day of February, 2003.

THE CORPORATE EXECUTIVE BOARD COMPANY By: /s/ James J. McGonigle Name: James J. McGonigle Title: Chief Executive Officer

POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoint James J. McGonigle and Timothy R. Yost, and each of them severally as his attorney-in-fact to sign his name and on his behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Name and Signature	Title	Date

/s/ James J. McGonigle	Chief Executive Officer and	February 28, 2003
James J. McGonigle	Chairman of the Board
(Principal Executive Officer)

/s/ Timothy R. Yost	Chief Financial Officer	February 28, 2003
Timothy R. Yost	(Principal Financial Officer
and Principal Accounting
Officer)

/s/ Robert C. Hall	Director	February 28, 2003
Robert C. Hall

/s/ Nancy J. Karch	Director	February 28, 2003
Nancy J. Karch

/s/ David W. Kenny	Director	February 28, 2003
David W. Kenny

/s/ Thomas L. Monahan III	Director	February 28, 2003
Thomas L. Monahan III

/s/ Harold L. Siebert	Director	February 28, 2003
Harold L. Siebert

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-59833)

4.2	Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-59833)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	The Corporate Executive Board Company 2002 Non-Executive Stock Incentive Plan incorporated herein by reference to Exhibit 10.24 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

23.2	Consent of Independent Auditors

24.1	Power of Attorney (included on the signature page of this Registration Statement)